Exhibit 99.1

Terra Innovatum and GSR III Acquisition Corp. Announce $37.5 Million Equity Financing in Connection with Business Combination

-     PIPE led by Segra Capital Management

-     Proceeds from the financing and SPAC trust, net of redemptions and expenses, will be used to support licensing and construction of Terra Innovatum’s first-of-a-kind SOLOTM micro-modular reactor

-     Extraordinary general meeting of shareholders to approve proposed business combination is scheduled for October 7, 2025, at 11:00 a.m. ET

-     Post-combination company expected to trade on Nasdaq under the ticker symbol NKLR shortly after the closing

NEW YORK, NY and AUSTIN, TX / GLOBE NEWSWIRE / September 25, 2025 / – Terra Innovatum Srl (“Terra Innovatum,” or the “Company”), a developer of micro-modular nuclear reactors, and GSR III Acquisition Corp. (Nasdaq: GSRT), today announced that they have secured $37.5 million in committed financing in connection with their previously announced business combination. The financing includes approximately $32 million of private investment in public equity (“PIPE”) capital, led by Segra Capital Management and supported by strategic and accredited investors, and approximately $5.5 million from a funded bridge facility that will convert to common equity at the closing of the business combination.

“The PIPE investment represents a strong vote of confidence in our technology, commercialization strategy and our trajectory as we aim to enter the public markets next month,” said Alessandro Petruzzi, CEO of Terra Innovatum. “The PIPE proceeds will strengthen our balance sheet at close and help us execute on the licensing and commercialization of our first-of-a-kind SOLOTM micro-modular reactor, furthering our mission to create lasting value for shareholders, customers, and communities alike.”

GSR III Acquisition Corp. will hold an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) on October 7, 2025, at 11:00 a.m., Eastern Time, to approve the business combination with Terra Innovatum and related matters. The Extraordinary General Meeting will be held virtually and conducted via live webcast at https://www.cstproxy.com/gsriii/2025.

GSRT shareholders of record as of September 15, 2025, are entitled and encouraged to vote at the Extraordinary General Meeting and have received by mail a definitive proxy statement/prospectus (the “Proxy Statement”) with instructions on how to vote their shares. Every shareholder vote FOR the business combination is important, regardless of the number of shares held.

GSRT shareholders who need assistance voting, have questions regarding the Extraordinary General Meeting, or would like to request documents may contact GSRT’s proxy solicitor Sodali & Co. at (800) 662-5200 (banks and brokers can call (203) 658-9400) or by emailing GSRT.info@investor.sodali.com.

If the necessary proposals are approved, Terra Innovatum and GSRT anticipate that the business combination will close shortly after the Extraordinary General Meeting. The post-combination company will operate under the name Terra Innovatum and its common shares are expected to trade on Nasdaq under the ticker symbol “NKLR,” subject to the satisfaction of all other listing conditions.

The Benchmark Company served as lead placement agent on the financing.

ABOUT TERRA INNOVATUM & SOLOTM

Terra Innovatum’s mission is to make nuclear power accessible. We deliver simple and safe micro-reactor solutions that are scalable, affordable and deployable anywhere 1 MWe at a time.

Terra Innovatum is a pioneering force in the energy sector, dedicated to delivering innovative and sustainable power solutions. Terra Innovatum plans to leverage cutting-edge nuclear technology through the SOLO™ Micro-Modular Reactor (SMR™) to provide efficient, safe, and environmentally conscious energy. With a mission to address global energy shortages, Terra Innovatum combines extensive expertise in nuclear industry design, manufacturing, and installation licensing to offer disruptive energy solutions. Committed to propelling technological advancements, Terra Innovatum and SOLO™ are dedicated to fostering prosperity and sustainability for humankind.

It is anticipated that SOLO™ will be available globally within the next three years. Conceptualized in 2018 and engineered over six years by experts in nuclear safety, licensing, innovation, and R&D, SOLO™ addresses pressing global energy demands with a market-ready solution. Built from readily available commercial off-the-shelf components, the proven licensing path for SOLO™ enables rapid deployment and minimizes supply chain risks, ensuring final cost predictability. Designed to adapt with evolving fuel options, SOLO™ supports both LEU+ and HALEU, offering a platform ready to transition to future fuel supplies.

SOLO™ will offer a wide range of versatile applications, providing CO2-free, behind-the-meter, and off-grid power solutions for data centers, mini-grids serving remote towns and villages, and large-scale industrial operations in hard-to-abate sectors like cement production, oil and gas, steel manufacturing, and mining. It also has the ability to supply heat for industrial applications and other specialized processes, including water treatment, desalination and co-generation. Thanks to its modular design, SOLO™ can easily scale to deliver up to 1GW or more of CO2-free power with a minimal footprint, making it an ideal solution for rapidly replacing fossil fuel-based thermal plants. Beyond electricity and heat generation, SOLO™ can also contribute to critical applications in the medical sector by producing radioisotopes essential for oncology research and cancer treatment.

To learn more, visit: www.terrainnovatum.com.

CONTACTS

Giordano Morichi
Partner, Chief Business Development Officer & Investor Relations
Terra Innovatum Srl
E: g.morichi@terrainnovatum.com
W: www.terrainnovatum.com

Anantha Ramamurti

President, Chief Financial Officer

GSR III Acquisition Corp

E: anantha@gsrspac.com

P: (949) 468-7434

Nicholas Hresko-Staab

Vice President

Investor & Media Relations
Alliance Advisors IR
E: TerraIR@allianceadvisors.com

IMPORTANT INFORMATION FOR SHAREHOLDERS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

PARTICIPANTS IN THE SOLICITATION

Each of the Registrant Parties, and their respective directors and executive officers, may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of GSRT is set forth in GSRT’s filings with the SEC. Information regarding other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders in connection with the potential transaction and a description of their direct and indirect interests will be set forth in the Registration Statement (and will be included in the proxy statement/prospectus) and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

FORWARD LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on GSRT and the other Registrant Parties. There can be no assurance that future developments affecting GSRT and the other Registrant Parties will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is delivered and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against GSRT, any of the Registrant Parties, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of GSRT or the SEC’s declaration of the effectiveness of the Registration Statement or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability of Pubco to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Terra Innovatum as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination, including the reorganization described in the business combination agreement; (9) changes in applicable laws or regulations; (10) the possibility that the Registrant Parties or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the amount of redemption requests made by GSRT shareholders and (12) other risk factors described herein as well as the risk factors and uncertainties described in the Form S-4 and GSRT’s other filings with the SEC, as well as any further risks and uncertainties to be contained in the proxy statement/prospectus filed after the date hereof. In addition, there may be additional risks that neither GSRT nor any of the other Registrant Parties presently know, or that GSRT or the other Registrant Parties currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward- looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

None of GSRT, the other Registrant Parties, or any of their respective affiliates, officers, employees or agents, makes any representation or warranty, either express or implied, in relation to the fairness, reasonableness, adequacy, accuracy, completeness or reliability of the information, statements or opinions, whichever their source, contained in this press release or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. GSRT, the other Registrant Parties and their respective affiliates, officers, employees and agents further expressly disclaim any and all liability relating to or resulting from the use of this press release and any errors therein or omissions therefrom. Further, the information contained herein is preliminary, is provided for discussion purposes only, is only a summary of key information, is not complete and is subject to change without notice.

In addition, the information contained in this press release is provided as of the date hereof and may change, and neither GSRT nor the other Registrant Parties undertakes any obligation to update or revise any forward- looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws.

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